Exhibit 16.1

June 4, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: American Realty Capital Properties, Inc.
File No. 001-35263
ARC Properties Operating Partnership, L.P.
File No. 333-197780

Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of American Realty Capital Properties, Inc. and ARC Properties Operating Partnership, L.P. dated June 4, 2015, and agree with the statements concerning our Firm contained therein.
Very truly yours,

/s/ GRANT THORNTON LLP